EXHIBIT 5.1

Dentons Canada LLP 77 King Street West, Suite 400 Toronto-Dominion Centre Toronto, ON, Canada M5K 0A1 T +1 416 863 4511 F +1 416 863 4592

November 16, 2015	File No.: 556152-1

ehāve Inc.

100 College Street, Suite 302

Toronto, Ontario M5G 1L5

Dear Sirs:

Re:	ehāve Inc.

We are Canadian counsel for ehāve Inc. (the "Corporation").

Examinations

We examined and relied on (with respect to the matters of fact contained therein) each of the following:

(a)

a certificate of status dated November 16, 2015 issued by the Ministry of Government Services (Ontario) in respect of the Corporation on which we have exclusively relied for the purpose of rendering the opinion in paragraph 1 below;

(b)

an officer's certificate dated November 16, 2015, attached as Schedule "A", by an officer of the Corporation relating to the Corporation and, among other things, matters of corporate status, incumbency of officers and directors and corporate power and authority and attaching certified copies of:

(i)	the certificate and articles of incorporation and any certificate(s) and articles of amendment of the Corporation issued on or before the date hereof; and

(ii)	the by-laws of the Corporation and all amendments thereto.

We examined and relied on such other corporate and public records and made such other investigations, searches and inquiries and considered such matters of law as we considered necessary or appropriate to provide the opinions hereinafter expressed.

Assumptions and Interpretation

We have assumed:

(a)

with respect to all documents examined by us, the genuineness of all signatures, the legal capacity of individuals signing such documents, the authenticity of all certificates and other documents submitted to us as originals, and the conformity to originals of all documents submitted to us as certified or notarial copies or as telecopied or otherwise electronically transmitted or reproduced;

November 16, 2015

(b)	that the certificate of status with respect to the Corporation referred to above continues to be accurate as of the date of this opinion as if issued on such date;

(c)	that the minute books and other corporate records of the Corporation made available to us for our review are genuine, accurate and complete;

(d)	the currency, completeness, truth and accuracy of all facts set forth in the official public records, certificates and documents provided by public officials, or otherwise delivered to us; and

(e)	the currency, completeness, truth and accuracy of all facts set forth in the officer's certificate referred to herein.

Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Corporation.

Laws Addressed

This opinion is limited to the laws of the Province of Ontario and the federal laws of Canada applicable in Ontario. Without limiting the generality of the immediately preceding sentence, we express no opinion with respect to the laws of any other jurisdiction. In addition, we express no opinion whether, pursuant to those conflict of laws rules, Ontario laws would govern the validity, perfection, effect of perfection or non-perfection or enforcement of those security interests.

Opinions

Based and relying on and subject to the foregoing and subject to the qualifications set out below, we are of the opinion that:

1.	The Corporation is a corporation incorporated and is subsisting under the laws of Ontario.

2.	The authorized capital of the Corporation consists of an unlimited number of common shares of which 28,072,366 common shares are issued and outstanding as fully paid and non-assessable (the "Shares").

3.

We hereby consent to the filing of this opinion as an exhibit to Form F-1/A Registration Statement under the Securities Act of 1933 dated November 16, 2015 (the "Registration Statement")and to the reference to our firm under the caption "Legal Matters" in theprospectus forming a part of the Registration Statement.

4.

The Corporation has taken all necessary corporate action to authorize the creation and issue of the Notes (as defined in the Registration Statement) and the Warrants (as defined in the Registration Statement) and, upon issue thereof in accordance with the terms thereof, the Notes and common shares issuable upon conversion of the Notes and the Warrants and common shares issuable upon exercise of the Warrants will be reserved and validly created and issued.

November 16, 2015

Reliance

This letter and the opinions expressed herein are for use by the addressees hereof and their respective successors and assigns.

Yours very truly,

By:	/s/ Dentons Canada LLP